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                          Independent Auditors' Consent

To the Shareholders and Board of Trustees of Smith Barney Investment Trust:


We consent to the reference to our firm under the heading "Auditors" in the Statement of Additional Information.


                                                            KPMG LLP


New York, New York
February 4, 2003